Exhibit 10.1(a)


		      SEVENTH AMENDMENT TO LEASE RENEWAL

PARTIES

THIS AMENDMENT is executed at Sacramento, California this 18th day of July, 1996, by and between Transamerica/Emkay Income Properties I, a California Limited Partnership (the "Landlord") and Ophthalmic Imaging Systems, Inc. a California Corporation (the "Tenant") for 221 Lathrop Way, Suites I, J and A, Sacramento, California 95815.

RECITALS

Landlord and Tenant, being parties to that certain Lease dated July 10, 1987, hereby express their mutual desire and intent to extend the terms of the Lease and amend by this writing those terms, covenants and conditions contained in PREMISES, TERM, TENANT IMPROVEMENTS, RENT, and FREE RENT as hereinafter provided.

AMENDMENTS

PREMISES
Lessee will be expanding into Suite K and will occupy all of Suite I,J,A & K at 221 Lathrop Way, Sacramento, CA 95815 from August 1, 1996 through the new term of the Lease (June 30, 1998). Total square footage including Suite K will increase from the previous total (as stated in Addendum 6) of 10,500 square feet to a new revised total of 13,875 square feet. It is understood that Suite K has approximately 3,375 square feet.

TERM
Lessee hereby agrees to extend the term of their above referenced lease, dated July 10, 1987 for the one year period from July 1, 1997 to June 30, 1998.

TENANT IMPROVEMENTS
Lessor agrees to provide the following Tenant Improvements to Lessee at no cost to Lessee:

      221 LATHROP WAY, SUITE K
      Remove existing carpet and install new carpet to match in color of Suite J at 375 yards.
      Remove existing cove base and install new base to match in color of Suite
      J.
      Paint entire space including restrooms one coat to match in color of Suite J.
      Move thermostat into main room.
      Move plugs and add dedicated circuit.
      Move duct work.
      One-time air balancing of entire suite.

RENT
The monthly base rent will increase $2,193/month from $6,195/month to $8,388/month from August 1, 1996 through June 30, 1998. The monthly estimate for common area maintenance, tax and insurance will increase from $678/month to $899/month as of August, 1996.

FREE RENT
Lessor agrees to issue Lessee a one-time rent credit of $2,500 upon commencement of this Lease Renewal as full compensation for cleaning and repair of equipment due to roof replacement completed in the Fall of 1995.
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INCORPORATION

Expect as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

PER THE SIXTH AMENDMENT DATED MAY 26, 1995, LANDLORD HEREBY ACKNOWLEDGES THAT TENANT HAS PAID A SECURITY DEPOSIT IN THE AMOUNT OF $3,655.00, TO BE CARRIED FORWARD UNDER THIS AMENDMENT.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:   Transamerica/Emkay            TENANT:     Ophthalmic Imaging
	    Income Properties                         Systems, Incorporated


THOMAS HOLCOMB      8-1-96                STEVE VERDOONER             7-22-96
________________________________          ___________________________________
			Date                                    Steve Verdooner, President   Date
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			  SEVENTH AMENDMENT TO LEASE
				    RENEWAL

				 ATTACHMENT 1


TENANT IMPROVEMENTS

Lessor agrees to provide the following Tenant Improvements to Lessee at no cost to Lessee:

      221 LATHROP WAY, SUITE K
      Remove existing linoleum from rear room adjacent to warehouse and install new carpet and new base to match in color of Suite J.

      221 LATHROP WAY, SUITE I/J
      Paint entire conference room to match color of Suite J.
      Paint entire lunchroom to match color of Suite J.
      Paint/touch-up main hallways to match color of Suite J.